Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-146378 and 333-145453) of lululemon athletica inc. of our report dated April 4, 2008 relating to the consolidated financial statements and financial statement schedule, which appears in the Form 10-K.
/s/ PricewaterhouseCoopers LLP
Vancouver, British Columbia
April 4, 2008